EXHIBIT 3.4

                                     BYLAWS
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                       BY-LAWS OF GLOBAL GREEN CORPORATION
                              A FLORIDA CORPORATION

                       ARTICLE I. MEETING OF SHAREHOLDERS

SECTION 1.1. ANNUAL MEETING.

The annual meeting of the shareholders of this corporation shall be held at the time and place designated by the board of directors of the corporation. The annual meeting of the shareholders for any year shall be held no later than thirteen (13) months after the last preceding annual meeting of shareholders. Business transacted at the annual meeting shall include the election of directors of the corporation.

SECTION 1.2. SPECIAL MEETINGS.

Special meeting of the shareholders shall be held when directed by the Board of Directors, or when requested in writing by the holders of not less than ten (10%) percent of all the shares entitled to vote at the meeting. (A meeting requested by shareholders shall be called for a date not less than ten (10) nor more than sixty (60) days after the request is made, unless the shareholders requesting the meeting designated a later date. The call for the meeting shall be issued by the Secretary, unless the President, Board of Directors, or shareholders requesting the meeting shall designate another person to do so.)

SECTION 1.3. PLACE.

Meetings of shareholders may be held within or without the State of Florida and at such place as is designated by the Board of Directors.

SECTION  1.4.  NOTICE.

Written notice stating the place, day and hour of the meeting and, in the case of a special meeting, the purpose or purposes for which the meeting is called, shall be delivered not less than ten (10) nor more than sixty (60) days before the meeting, either personally or by first class mail, by or at the direction of the President, the Secretary, or the officer or persons calling the meeting to each shareholder of record entitled to vote at such meeting. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail addressed to the shareholder at his address at it appears on the stock transfer books of the corporation, with postage thereon prepaid.

SECTION  1.5.  NOTICE OF  ADJOURNED  MEETINGS.

When a meeting is adjourned to another time or place, it shall not be necessary to give any notice of the adjourned meeting if the time and place to which the meeting is adjourned are announced at the meeting at which the adjournment is taken, and, at the adjourned meeting, any business may be transacted that might have been transacted on the original date of the meeting. If, however, after the adjournment, the Board of Directors fixes a new record date for the adjourned meeting, a notice of the adjourned meeting shall be given as provided in this section to each shareholder of record on the new record date entitled to vote at such meeting.

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SECTION  1.6. CLOSING  OF  TRANSFER  BOOKS AND  FIXING  OF RECORD  DATE.

For the purpose of determining shareholders entitled to notice or to vote at any meeting of shareholders or any adjournment thereof, or entitled to receive payment of any dividend, or in order to make a determination of shareholders for any other purpose, the Board of Directors may provide that the stock transfer books shall be closed for a stated period but not to exceed, in any case, sixty
(60) days. If the stock transfer books shall be closed for the purpose of determining shareholders entitled to notice or to vote at a meeting of shareholders, such books shall be closed for at least ten (10) days immediately preceding such meeting.

SECTION 1.7. SHAREHOLDER QUORUM AND VOTING.

A majority of the shares entitled to vote, represented in person or by proxy, shall constitute a quorum at a meeting of shareholders. When a specified item of business is required to be voted on by a class or series of stock, a majority of the shares of such class or series shall constitute a quorum for the transaction of such item of business by that class or series. If a quorum is present, the affirmative vote of the majority of the shares represented at the meeting and entitled to vote on the subject matter shall be the act of the shareholders unless otherwise provided by law.

SECTION 1.8.  ACTION BY SHAREHOLDERS  WITHOUT A MEETING.

Any action required by law, these by-laws or the articles of incorporation of this corporation to be taken at any annual or special meeting of shareholders of the corporation, or any action which may be taken at any annual or special meeting of such shareholders, may be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted.

                              ARTICLE II. DIRECTORS

SECTION 2.1.  FUNCTION.

All corporate powers shall be exercised by or under the authority of, and the business and affairs of the corporation shall be managed under the direction of, the Board of Directors, in the event the shareholders fail to act.

SECTION 2.1. QUALIFICATION.

Directors need not be residents of this state or shareholders of this corporation.

SECTION 2.3. COMPENSATION.

The Board of Directors shall have authority to fix the compensation of directors.

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SECTION  2.4.  FUNCTION.

A Director shall perform his duties as a director, including his duties as a member of any committee of the Board upon which he may serve, in good faith, in a manner he reasonably believes to be in the interests of the corporation, and with such care as an ordinarily prudent person under similar circumstances. A person who performs his duties in compliance with this section shall have no liability by reason of being or having been a director of the corporation.

SECTION 2.5. NUMBER.

This corporation shall have at least one (1) director. The number of directors may be increased or decreased from time to time by amendment to these bylaws, but no decrease shall the effect of shortening the terms of any incumbent director.

SECTION 2.6. VACANCIES.

Vacancies on the board of Directors may be filled by a majority of the remaining Directors, though less than a quorum, or by a sole remaining Director.

SECTION 2.7.  ELECTION AND TERM.

At the first annual meeting of shareholders and at each annual meeting thereafter, the shareholders shall elect directors to hold office until the next succeeding annual meeting. Each director shall hold office for the term for which he is elected and qualified or until his earlier resignation, removal from office or death.

SECTION 2.8.  QUORUM AND VOTING.

A majority of the number of directors fixed by these by-laws shall constitute a quorum for the transaction of business. The act of the majority of the directors present at a meeting at which a quorum is present shall be the act of the Board of Directors.

SECTION 2.9. PLACE OF MEETINGS.

Regular and special meetings by the Board of Directors may be held within or without the State of Florida.

SECTION 2.10.  ACTION  WITHOUT A MEETING.

Any action required to be taken at a meeting of the Board of Directors, or any action which be taken at a meeting of the Board of Directors or a committee thereof, may be taken without a meeting if a consent in writing, setting forth the action so to be taken, signed by all of the directors, or all the members of the committee, as the case may be, is filed in the minutes of the proceedings of the Board or the committee. Such consent shall have the same effect as a unanimous vote.

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                              ARTICLE III. OFFICERS

SECTION  3.1. OFFICERS.

The officers of this corporation shall consist of a president, a secretary and a treasurer, each of whom shall be elected by the directors at the first meeting of directors immediately following the annual meeting of shareholders of this corporation, and shall serve until their successors are chosen and qualify. The Board of Directors may from time to time appoint such other officers and assistant officers and agents at it may deem necessary. Any two or more offices may be held by the same person. The failure to elect a president, secretary or treasurer shall affect the existence of this corporation.

SECTION 3.2. DUTIES.

The officers of this corporation shall perform such duties as are prescribed by the Board of Directors and, in the case of all officers other than the President, by the Board of Directors and the President.

                      ARTICLE IV. EXECUTION OF INSTRUMENTS

All corporate instruments and documents shall be signed or countersigned, executed, verified or acknowledged by such officer or officers or other person or persons as the Board may from time to time designate.

All checks, drafts or other orders for the payment of money, notes or other evidences of indebtedness issued in the name of the corporation shall be signed by such officer of officers, agent or agents of the corporation, and in such manner as shall be determined from time to time by resolution of the Board.

                              ARTICLE V. AMENDMENT

These by-laws may be repealed or amended, and new by-laws may be adopted, by either the Board of Directors or the shareholders, but the Board may not amend or repeal any by-law adopted by shareholders if the shareholders specifically provide that such by-law not be subject to amendment or repeal by directors.







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